Exhibit 10.1

FORM OF AMENDMENT NO. 4 TO THE

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Amendment No. 4 to the Agreement (defined below) is entered into as of April 5, 2013, by and among RenaissanceRe Holdings Ltd. (the “Company”) and [—] (“Employee”). All terms not defined herein shall have the meaning ascribed to them in the Agreement.

WHEREAS, the Company and Employee are parties to that certain Amended and Restated Employment Agreement dated as of [—], as amended prior to the date hereof (the “Agreement”), which governs Employee’s employment with the Company; and

WHEREAS, the Company and Employee desire to amend the Agreement.

NOW, THEREFORE, in consideration of the mutual promises and considerations contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, the parties agree as follows:

Section 4(d) of the Agreement shall be deleted in its entirety and replaced with the phrase “[Intentionally omitted]”.

Section 7(b)(vi) shall be deleted in its entirety and replaced with the following provision:

“(A) Vesting, as of the date of Employee’s termination, of all Awards, other than Awards that as of their date of grant were subject to both service- and performance-based vesting requirements, (B) all Awards that as of their date of grant were subject to both service- and performance-based vesting requirements shall remain outstanding through the last day of the applicable performance periods, without regard for the termination of Employee’s employment, and shall vest (or fail to vest and be forfeited) based on the level of actual attainment of performance goals at such time or times as would have been the case had the service vesting provisions continued to apply and Employee remained employed through all applicable service vesting periods; provided, however, the eligibility for continued vesting based on performance shall immediately cease, and all Awards shall be forfeited, in the event that Employee violates any provision of the restrictive covenants set forth herein, and (C) any Awards that are stock options shall remain outstanding until the earliest of (x) exercise, (y) the expiration of the original term, and (z) the first anniversary of the date of Employee’s termination”

Section 7(d)(vii) shall be deleted in its entirety and replaced with the following provision:

“(A) Vesting, as of the date of such termination, of all Awards, other than (1) Awards under the Company’s 2004 Stock Option Incentive Plan (as the same may have been amended or supplemented) (the 2004 Plan”), the vesting of which shall continue to be governed by the terms of the 2004 Plan and any related grant agreement, and (2) Awards that as of their date of grant were subject to both service- and performance-based vesting requirements, which shall remain outstanding through the last day of the applicable performance periods, without regard for the termination of Employee’s employment, and shall vest (or fail to vest and be forfeited) based on the level of actual attainment of performance goals at such time or times as would have been the case had the service vesting provisions continued to apply and Employee remained employed through all applicable service vesting periods; provided, however, the eligibility for continued vesting based on performance shall immediately cease, and all Awards shall be forfeited, in the event that Employee violates any provision of the restrictive covenants set forth herein, and (B) any Awards that are stock options shall remain outstanding until the earliest of (x) exercise, (y) the expiration of the original term, and (z) the six-month anniversary of the date of Employee’s termination.”

Section 7(f)(iii) shall be deleted in its entirety and replaced with the following provision:

“If such termination is a Retirement, subject to Employee’s continued compliance with the provisions of Section 8 hereof, (A) any Awards that are stock options and that have been held by Employee for at least one year at the time of Retirement (1) and that are unvested at the date of Employee’s termination shall continue to vest as if Employee had remained employed through the applicable vesting period, and (2) shall remain outstanding until the earliest of (x) exercise, (y) the expiration of the original term, and (z) the second anniversary of the later of the date of Employee’s termination and the actual vesting date, and (B) any Awards that as of their date of grant were subject to both service- and performance-based vesting requirements shall remain outstanding through the last day of the applicable performance period, without regard for the termination of Employee’s employment, and shall vest (or fail to vest and be forfeited) based on the level of actual attainment of performance goals at such time or times as would have been the case had the service vesting provisions continued to apply and Employee remained employed through all applicable service vesting period; provided, however, the eligibility for continued vesting based on performance shall immediately cease, and all Awards shall be forfeited, in the event that Employee violates any provision of the restrictive covenants set forth herein.”

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Except as otherwise specifically set forth herein, all terms and provisions of the Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 4 to the Agreement as of the date first set forth above.

Name:

RenaissanceRe Holdings Ltd.

By:
Name:
Title:

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